As filed with the Securities and Exchange Commission on April 30, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12 (b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State of Incorporation or Organization)

26-4386951

(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable

Title of each class to be registered: None

Name of exchange on which each class is to be registered: Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒

Securities Act registration statement file number to which this form relates: 333-158478

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of Global Income Trust, Inc.’s common stock, par value $0.01 per share, being registered hereby is incorporated by reference to “Suitability Standards,” “Summary of the Distribution Reinvestment Plan,” “Summary of the Redemption Plan,” “Distribution Policy,” and “Summary of the Articles of Incorporation and Bylaws” in the prospectus (the “Prospectus”) that forms part of the registrant’s Registration Statement on Form S-11 as declared effective by the Securities and Exchange Commission on April 23, 2010 (Registration No. 333-158478) and amended by Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 as declared effective April 27, 2012 (the “Registration Statement”). A definitive copy of the Prospectus dated April 27, 2012 (filed pursuant to Rule 424(b) on April 27, 2012) shall be deemed incorporated by reference into this registration statement on Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

2.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 13, 2010)

2.1.1	Articles of Amendment to Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 1, 2011)

2.2	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment Three to the Registrant’s Registration Statement on Form S-11 (File No. 333-158478) filed September 7, 2011)

2.3	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus that is part of Post-Effective Amendment Three to the Registrant’s Registration Statement on Form S-11, (File No. 333-158478) filed September 7, 2011)

2.3.1	Form of Combined Subscription Agreement (incorporated by reference to Exhibit 4.1.1 to Post-Effective Amendment Four to the Registrant’s Registration Statement on Form S-11 (File No. 333-158478) filed November 14, 2011)

2.4	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus that is part of Post-Effective Amendment Three to the Registrant’s Registration Statement on Form S-11 (File No. 333-158478) filed September 7, 2011)

2.5	Form of Redemption Plan (incorporated by reference to Appendix D to the prospectus that is part of Post-Effective Amendment Three to the Registrant’s Registration Statement on Form S-11 (File No. 333-158478) filed September 7, 2011)

2.6	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment Two to the Registrant’s Registration Statement on Form S-11 (File No. 333-158478) filed November 12, 2009)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2012

Global Income Trust, Inc.

By:	/s/ Steven D. Shackelford
Steven D. Shackelford Chief Financial Officer

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